UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 16, 2018

Spark Therapeutics, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36819	46-2654405
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3737 Market Street Suite 1300 Philadelphia, PA		19104
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (888) 772-7560
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
On February 16, 2018, Spark Therapeutics, Inc. (the “Company”) entered into a SPK-9001 Manufacture and Supply Agreement (the “Agreement”) with Pfizer Inc. (“Pfizer”) to manufacture and deliver to Pfizer SPARK-9001 bulk drug substance (the “Product”).
Under the Agreement, Pfizer will pay the Company $7.0 million upon execution of the Agreement and may make a second payment to the Company of up to $7.0 million based on (i) the date by which the Company provides Pfizer analytical results of the Product deliverable and (ii) the volume of Product delivered.
The Agreement continues until 30 days after the Company has supplied one batch of Product to Pfizer. The Company will begin Product manufacture in the first quarter of 2018.
Either party may terminate the Agreement upon the other party’s uncured material breach of the Agreement, insolvency, or bankruptcy. Pfizer also may terminate the Agreement in the event of the Company’s breach of the anti-bribery/anti-corruption representation or the global trade representation.
The foregoing descriptions of the Agreement do not purport to be complete and are subject to, and qualified in their entirety by reference to, the full text of the Agreement. The Company intends to file a copy of the Agreement with the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018.

Item 2.02.	Results of Operations and Financial Condition.
On February 20, 2018, the Company issued a press release announcing unaudited consolidated financial results for the year ended December 31, 2017. A copy of the press release is being filed as Exhibit 99.1 to this Current Report on Form 8-K.
The information in this Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by preference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits
The following exhibit relating to Item 2.02 shall be deemed to be furnished, and not filed:

Exhibit 99.1	Press release issued by Spark Therapeutics, Inc., dated February 20, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARK THERAPEUTICS, INC.

Date: February 20, 2018	By:	/s/ Joseph W. La Barge
Joseph W. La Barge General Counsel

Exhibit Index

Exhibit 99.1	Press release issued by Spark Therapeutics, Inc., dated February 20, 2018